AG SERVICES OF AMERICA, INC.

                          EXHIBIT 21.1



                 SUBSIDIARIES OF THE REGISTRANT


     There is no parent of the Company. The following is a listing of subsidiaries of the Company.


                                                Jurisdication of
                                                  Organization


Ag Acceptance Corporation......................     Delaware




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